UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2011

REPUBLIC FIRST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (215)-735-4422

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of the shareholders at Republic First Bancorp, Inc.’s 2011 Annual Meeting of Shareholders held on April 26, 2011.

Proposal 1 – Election of Directors

The following two director nominees were elected as Class 1 directors to serve for three-year terms until the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harry D. Madonna	14,116,621	265,587	10,602,616
Brian P. Tierney	14,126,160	256,048	10,602,616

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The shareholders approved the proposal to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
24,748,863	117,926	118,035	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: April 28, 2011	By: /s/ Frank A. Cavallaro
Frank A. Cavallaro
Senior Vice President and
Chief Financial Officer